Exhibit 10.1

FORM OF EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated as of                            , 2023 (the “Effective Date”), is entered into by and between Raytech Holding Limited, a company incorporated in the British Virgin Islands (the “Company” and, together with its subsidiaries, the “Raytech Group”) and [                           ] (the “Executive”).

WHEREAS, the Company and the Executive wish to enter into an employment agreement whereby the Executive will be employed by the Company in accordance with the terms and conditions stated below;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE 1
EMPLOYMENT, DUTIES AND RESPONSIBILITIES

Section 1.01.  Employment.  The Executive shall serve as the [                           ] of the Company.  The Executive hereby accepts such employment and agrees to devote substantially all of the Executive’s time and efforts to promoting the interests of the Raytech Group.

Section 1.02.  Duties and Responsibilities.  Subject to the supervision of and direction by the Board of Directors of the Company (the “Board”), the Executive shall perform such duties as are similar in nature to those duties and services customarily associated with the positions set forth above.

Section 1.03.  Base of Operation.  The Executive’s principal base of operation for the performance of his or her duties and responsibilities under this Agreement shall be the offices of the Company in Hong Kong, and at such other places as shall from time to time be reasonably necessary to fulfill the Executive’s obligations hereunder.

ARTICLE 2
TERM

Section 2.01.  Term.  (a)  Subject to other terms and conditions of this Agreement, the term of the employment under this Agreement (the “Employment”) shall commence on the Effective Date and shall be an indefinite term, unless terminated pursuant to the terms of the Agreement or as mutually agreed by the parties hereto.

(b)	The Executive represents and warrants to the Company that neither the execution nor the delivery of this Agreement nor the performance of the Executive’s duties hereunder violates or will violate the provisions of any other agreement to which the Executive is a party or by which the Executive is bound.

(c)	It is understood that to the extent an employment agreement has been entered into by and between one of the Company’s subsidiaries on one hand and the Executive on the other hand (the “Operative Employment Agreement”), and the Operative Employment Agreement is terminated for any reasons pursuant to the terms therein, the Employment shall also be terminated unless mutually agreed by both parties.

ARTICLE 3
COMPENSATION AND EXPENSES

Section 3.01.  Salary, Remuneration and Benefits.  The Executive’s salary, remuneration and benefits shall be determined by the Company and shall be specified in the Operative Employment Agreement or any other agreement between the Company or any of its subsidiaries on one hand and the Executive on the other hand.  The Executive’s salary, remuneration and benefits shall be reviewed by the Board (or its designated compensation committee) and/or the management of the Company in accordance with the relevant policies adopted by the Company from time to time.

Section 3.02 Expenses.  The Company will reimburse the Executive for reasonable documented business-related expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder during the term of the Employment, subject, however, to the Company’s policies and guidelines relating to business-related expenses as in effect from time to time during the term of the employment, provided that, the Executive shall provide the Company with all appropriate receipts.

Section 3.03.  Employee Benefit Plans. The Executive shall be entitled to participate during the term of the Employment in the employee benefit plans, programs and arrangements of the Company as may be in effect from time to time, including, without limitation, any share incentive plan, comprehensive health insurance and retirement scheme, subject to the terms and provisions of such plan and the execution of the award agreement and other related agreements between the Company and the Executive as well as the terms and conditions as set forth in the Operative Employment Agreement.

Section 3.04 Payer of Compensation. Subject to the terms and conditions as set forth in the Operative Employment Agreement, all compensation, salary, benefits and remuneration in this Agreement may be paid by the Company or any of its subsidiaries, as decided by the Company in its sole discretion.

ARTICLE 4
EXCLUSIVITY, NON-COMPETE AND NO SOLICITATION

Section 4.01.  Exclusivity.  The Executive agrees to perform his or her duties, responsibilities and obligations hereunder efficiently and to the best of his or her ability.  The Executive agrees that the Executive will devote substantially all of the Executive’s working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the term of the Employment.  The Executive agrees that all of his or her activities as an employee of the Company shall be in conformity with all present and future policies, rules and regulations and directions of the Company not inconsistent with this Agreement and the Operative Employment Agreement.

Section 4.02.  Non-Compete and No Solicitation.

(a) Non-compete. The Executive agrees that during the term of the Employment and for the twelve (12) months following the termination for any reason of the employment, unless otherwise agreed by the Company, he or she will not, and will cause his or her affiliates not to, directly or indirectly (whether as a controller, agent, director, employee, partner, shareholder, management or otherwise): (i) be employed or self-employed in, engage in or own or hold any interest in, or provide any consulting, technical and other services or any assistance to any Competing Businesses (as defined hereafter); (ii) invest in any Competing Businesses; (iii) establish an entity that engages in any Competing Businesses; or (iv) provide any services that competes with those provided by the Company or any of its subsidiaries to any former, current or prospective customers of the Company or any of its subsidiaries. As used herein, a “Competing Business” means any business that is substantially similar to, or is in direct or indirect competition or would potentially compete with, any businesses conducted by the Company or any of its subsidiaries, including but not limited to those conducted by the entities as specified in the Operative Employment Agreement or any other agreement between the Company or any of its subsidiaries on one hand and the Executive on the other hand. The Executive also agrees that, throughout the term of the Employment and at all times thereafter, he or she will not and will cause his or her affiliates not to engage in any conduct that would damage the reputation of the Company.

(b) No Solicitation. During the Employment and for twelve (12) months after the Employment terminates for any reason, the Executive will not, directly or indirectly, solicit or attempt to solicit (either in his or her own name or on behalf of any other party) any person, firm or company who is a customer, supplier, associate, employee or consultant of the Company or any of its subsidiaries, to terminate its relationship with the Company or any such subsidiaries of the Company.

ARTICLE 5
CONFIDENTIALITY AND INTELLECTUAL PROPERTY

Section 5.01. Confidentiality. Throughout the term of the Employment with the Company pursuant to this Agreement and at all times thereafter, the Executive shall keep in strict confidence and not to use all non-public information relating to the technology, business, financial condition and other aspects of the Raytech Group, including but not limited to any proprietary and confidential technical, financial, marketing, distribution and commercial information and other commercial secrets, business know-how and financing plans of any member of the Raytech Group, and except as authorized by the Company or required under the applicable laws and regulations or pursuant to an order of a court or other governmental entities, may not disclose or provide to any person, firm, corporation or entity such non-public information, and may not use such non-public information for any purpose other than to fulfill his or her responsibilities in the best interest of the Raytech Group. The Executive shall also comply with the Company’s corporate policies and any other agreements on confidentiality that the Executive may enter into with the Company or any of its subsidiaries. This provision and such other confidentiality policies and agreements are hereinafter collectively referred to as the “Confidentiality Terms.” The Executive shall comply with the Confidentiality Terms throughout the term of the Employment and at all times thereafter.

Section 5.02. Transfer of Intellectual Property. The Executive hereby agrees to transfer to the Company and/or its subsidiaries all intellectual property rights in the works created during the Employment or other intellectual property rights deemed to be occupational works in accordance with applicable laws and regulations (the “Occupational Works”). The “intellectual property rights” as referred to in this Agreement means all current and future intellectual property rights, including but not limited to patent rights, trademarks or copyrights in any country, whether registered or not. The Executive agrees that, throughout the course of the Employment and at all times thereafter, the Executive shall execute necessary documents and take necessary action to implement transfer of the Occupational Works to the Company. The Executive acknowledged that the Company shall, where permitted by applicable laws and regulations, hold all rights and interests in the Occupational Works, including any patent or copyrights. The Executive further agrees that, throughout the course of the Employment and at all times thereafter, the Executive and his or her heirs, assignees and representatives will, upon the Company’s requests, assign exclusively to the Company or any of its subsidiaries any right, title and interest in the Occupational Work and assist in the preparation and execution of all applications and instruments and carry out other tasks or procedures necessary in accordance with applicable laws and regulations for the Company to obtain and maintain the patent and other intellectual property right in any applicable jurisdictions and/or protecting the rights and interests of the Company and/or any of its subsidiaries in the Occupational Works.

ARTICLE 6
TERMINATION

Section 6.01.  Termination by Company.  The Company shall have the right to terminate the Employment at any time with “Cause” by summary notice in writing with immediate effect without payment in lieu of notice pursuant to the terms hereof.  For purposes of this Agreement, “Causes” shall have the meanings ascribed to them in the Operative Employment Agreement. Under the circumstances where “Causes” are not defined in the Operative Employment Agreement, the following conditions each shall constitute “Cause”: (i) commission of any act of fraud or gross negligence by the Executive in the course of his or her employment hereunder that, in the case of gross negligence, has a material adverse effect on the business or financial condition of the Company and/or its subsidiaries and affiliated entities; (ii) willful material misrepresentation at any time by the Executive to the Board; (iii) the willful failure or refusal to comply with any of the Executive’s material obligations hereunder or to comply with a reasonable and lawful instruction of the Board, which failure to comply with such instruction continues for a period of ten (10) days after the Executive’s receipt of written notice from the Board identifying in reasonable detail the objectionable action or inaction; or (iv) engagement by the Executive in any misconduct or the commission by the Executive of any act that is materially injurious or detrimental to the substantial interest of the Company and/or its subsidiaries and affiliated entities, as determined by the Board. In addition, the Company may terminate the Employment at any time without Cause by giving a 30 calendar days’ prior written notice to the Executive or, where applicable, during the probation period as stipulated in the Operative Employment Agreement, by giving a seven (7) calendar days’ prior written notice to the Executive. In the event of termination of the Employment without any Cause, the Company has no obligation to pay any additional compensation other than the unpaid portion of any accrued salary and benefits in accordance with the Operative Employment Agreement.

Section 6.02.  Termination by the Executive.  The Executive shall have the right to terminate this Agreement (a) if the Company commits a material breach of any provisions of this Agreement or the Operative Employment Agreement and such breach, to the extent it is capable of being remedied, is not remedied by the Company within thirty (30) days of receipt of the written notice given by the Executive with respect to such breach; or (b) at any time by giving a no less than 30 days’ prior written notice to the Company.

Section 6.03.  Death.  In the event the Executive passes away during the term of the Employment, this Agreement shall automatically terminate, effective on the date of the Executive’s death.

ARTICLE 7
MISCELLANEOUS

Section 7.01.  Benefit Assignment; Assignment; Beneficiary.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company’s assets or business, or with or into which the Company may be consolidated or merged.  This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive’s estate.

Section 7.02.  Notices.  Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, national overnight courier, or email.  In the case of the Company, to the office or email account of the head of human resources (or equivalent performing such functions); and in the case of the Executive, to the address or email account appearing on the employment records of the Company, from time to time.  Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

Section 7.03.  Entire Agreement; Amendment.  This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of the Executive’s employment with a member of the Raytech Group and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to such employment, in each case other than the Operative Employment Agreement. For the avoidance of doubt, in case of any conflict between this Agreement and the Operative Employment Agreement as to the Executive’s compensation, the term of the Executive’s employment with a member of the Raytech Group, and the Executive’s non-compete, confidentiality and non-solicitation obligations, the Operative Employment Agreement and the undertakings contemplated therein shall prevail.  This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

Section 7.04.  Waiver.  The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

Section 7.05.  Headings.  The article and section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.06.  Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of Hong Kong.

Section 7.07.  Agreement To Take Actions.  Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or her or its obligations under this Agreement or to effectuate the purposes hereof.

Section 7.08.  Dispute Resolution.  Any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to the Hong Kong International Arbitration Centre.

Section 7.09.  Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

Section 7.10.  Severability.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

Section 7.11.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 7.13.  Withholding.  All payments to the Executive hereunder shall be subject to withholding to the extent required by applicable law.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

Raytech Holding Limited

By:
Name:
Title:

EXECUTIVE

Name:
Title:

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